N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	July 20, 2020

ELS REPORTS SECOND QUARTER RESULTS
Strong Operating Performance

CHICAGO, IL – July 20, 2020 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and six months ended June 30, 2020.
All Common Stock and OP Units as well as per share results reflect the two for one stock split that was completed on October 15, 2019. Additionally, all per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Six Months Ended June 30, 2020
For the quarter ended June 30, 2020, total revenues increased $5.7 million, or 2.3 percent, to $254.1 million compared to $248.4 million for the same period in 2019. For the quarter ended June 30, 2020, net income available for Common Stockholders decreased $0.2 million, or $0.01 per Common Share, to $46.2 million, or $0.25 per Common Share, compared to $46.4 million, or $0.26 per Common Share, for the same period in 2019.
For the six months ended June 30, 2020, total revenues increased $27.1 million, or 5.3 percent, to $534.6 million compared to $507.5 million for the same period in 2019. For the six months ended June 30, 2020, net income available for Common Stockholders decreased $46.6 million, or $0.27 per Common Share, to $113.1 million, or $0.62 per Common Share, compared to $159.7 million, or $0.89 per Common Share, for the same period in 2019. The financial results for 2019 included a gain of $52.5 million on the sale of five all-age MH communities.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended June 30, 2020, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders decreased $0.3 million to $89.5 million, or $0.47 per Common Share, compared to $89.8 million, or $0.47 per Common Share, for the same period in 2019. For the six months ended June 30, 2020, FFO available for Common Stock and OP Unit holders increased $4.0 million, or $0.02 per Common Share, to $201.8 million, or $1.05 per Common Share, compared to $197.8 million, or $1.03 per Common Share, for the same period in 2019.
For the quarter ended June 30, 2020, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders decreased $1.0 million, or $0.01 per Common Share, to $90.9 million, or $0.47 per Common Share, compared to $91.9 million, or $0.48 per Common Share, for the same period in 2019. For the six months ended June 30, 2020, Normalized FFO available for Common Stock and OP Unit holders increased $4.7 million, or $0.02 per Common Share, to $204.3 million, or $1.06 per Common Share, compared to $199.6 million, or $1.04 per Common Share, for the same period in 2019.
For the quarter ended June 30, 2020, property operating revenues, excluding deferrals, increased $6.3 million to $247.0 million compared to $240.7 million for the same period in 2019. For the six months ended June 30, 2020, property operating revenues, excluding deferrals, increased $25.1 million to $516.7 million compared to $491.6 million for the same period in 2019. For the quarter ended June 30, 2020, income from property operations, excluding deferrals and property management, increased $3.7 million to $139.4 million compared to $135.7 million for the same period in 2019. For the six months ended June 30, 2020, income from property operations, excluding deferrals and property management, increased $14.2 million to $303.3 million compared to $289.1 million for the same period in 2019.

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For the quarter ended June 30, 2020, Core property operating revenues, excluding deferrals, increased approximately 0.6 percent and Core income from property operations, excluding deferrals and property management, increased approximately 1.0 percent compared to the same period in 2019. For the six months ended June 30, 2020, Core property operating revenues, excluding deferrals, increased approximately 3.1 percent and Core income from property operations, excluding deferrals and property management, increased approximately 3.2 percent compared to the same period in 2019.
Business Update - COVID-19
Page 1 of this Earnings Release and Supplemental Financial Information provides a business update regarding the COVID-19 pandemic.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of July 20, 2020, we own or have an interest in 413 quality properties in 33 states and British Columbia consisting of 156,713 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, July 21, 2020, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);
•our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;
•our ability to attract and retain customers entering, renewing and upgrading membership subscriptions;
•our assumptions about rental and home sales markets;
•our ability to manage counterparty risk;
•our ability to renew our insurance policies at existing rates and on consistent terms;
•in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;
•results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;
•impact of government intervention to stabilize site-built single-family housing and not manufactured housing;
•effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;
•the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

ii

•unanticipated costs or unforeseen liabilities associated with recent acquisitions;
•ability to obtain financing or refinance existing debt on favorable terms or at all;
•the effect of interest rates;
•the effect from any breach of our, or any of our vendors', data management systems;
•the dilutive effects of issuing additional securities;
•the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and
•other risks indicated from time to time in our filings with the Securities and Exchange Commission.

        In addition, these forward-looking statements are subject to risks related to the COVID-19 pandemic, many of which are unknown, including the duration of the pandemic, the extent of the adverse health impact on the general population and on our residents, customers, and employees in particular, its impact on the employment rate and the economy, the extent and impact of governmental responses, and the impact of operational changes we have implemented and may implement in response to the pandemic.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

        These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Supplemental Financial Information

COVID-19 Update

Operating Business Update

Below is an update on our operations pertaining to the COVID-19 pandemic:

•All properties are open subject to state and local guidelines.
◦Some of the amenities at certain properties remain closed at this time due to state and local guidelines.
◦All RV properties are currently open to transient customers, although during the second quarter several properties were limited by local orders to restrict transient reservations.

•Rent assistance and relief:
◦During the second quarter we approved approximately 540 resident applications for deferral of rent due to COVID related financial hardship. The total amount deferred was approximately $0.5 million. Based on declining monthly deferral applications, we discontinued offering deferrals in July.
◦In early July, we provided approximately $0.9 million of payment credits to annual residents at 15 Northern RV properties that experienced significantly delayed openings. Most of these properties were not open prior to the Memorial Day holiday weekend.
◦We have continued to waive late payment fees for July.

•As of July 17, 2020 the total collection rate from our MH, RV Annuals, and Thousand Trails customers for the quarter ended June 30, 2020 was 99%, consistent with our collection rate for the quarter ended June 30, 2019. Collections for July 2020 as of the 17th of the month were consistent with the month-to-date collections for each month in the quarter ended June 30, 2020.

2Q 2020 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

Investor Information

Equity Research Coverage (1)
Bank of America Securities	BMO Capital Markets	Citi Research
Jeffrey Spector/ Joshua Dennerlein	John Kim	Michael Bilerman/ Nick Joseph

Evercore ISI	Green Street Advisors	Robert W. Baird & Company
Steve Sakwa/ Samir Khanal	John Pawlowski	RJ Milligan

Wells Fargo Securities
Todd Stender

______________________
1.Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

2Q 2020 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Stock and OP Units outstanding and per share data (adjusted for stock split), unaudited)

	As of and for the Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sept 30, 2019	Jun 30, 2019
Operating Information
Total revenues	$254.1	$280.5	$258.6	$271.2	$248.4
Net income	$48.9	$70.7	$58.1	$68.2	$49.1
Net income available for Common Stockholders	$46.2	$66.9	$55.0	$64.5	$46.4
Adjusted EBITDAre (1)	$116.2	$138.2	$124.5	$127.0	$117.7
FFO available for Common Stock and OP Unit holders (1)(2)	$89.5	$112.3	$99.5	$108.6	$89.8
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$90.9	$113.3	$99.5	$102.7	$91.9
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders (1)(2)	$75.6	$101.8	$84.6	$88.4	$79.1

Common Stock and OP Units Outstanding (In thousands) and Per Share Data
Common Stock and OP Units, end of the period	192,636	192,627	192,581	192,574	192,562
Weighted average Common Stock and OP Units outstanding - Fully Diluted	192,542	192,564	192,458	192,400	191,860
Net income per Common Share - Fully Diluted (3)	$0.25	$0.37	$0.30	$0.35	$0.26
FFO per Common Share and OP Unit - Fully Diluted	$0.47	$0.58	$0.52	$0.56	$0.47
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.47	$0.59	$0.52	$0.53	$0.48
Dividends per Common Share	$0.3425	$0.3425	$0.3063	$0.3063	$0.3063

Balance Sheet
Total assets	$4,268	$4,212	$4,151	$4,137	$4,014
Total liabilities	$2,961	$2,892	$2,829	$2,818	$2,707

Market Capitalization
Total debt (4)	$2,522	$2,486	$2,432	$2,406	$2,300
Total market capitalization (5)	$14,558	$13,558	$15,988	$15,270	$13,983

Ratios
Total debt / total market capitalization	17.3%	18.3%	15.2%	15.8%	16.4%
Total debt / Adjusted EBITDAre (6)	5.0	4.9	4.8	4.9	4.7
Interest coverage (7)	4.9	4.9	4.9	4.8	4.7
Fixed charges(8)	4.9	4.9	4.8	4.7	4.6

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1.See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 8 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $25.3 million as of June 30, 2020.
5.See page 15 for the calculation of market capitalization as of June 30, 2020.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

2Q 2020 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Investment in real estate:
Land	$1,528,929	$1,525,407
Land improvements	3,396,132	3,336,070
Buildings and other depreciable property	903,249	881,572
	5,828,310	5,743,049
Accumulated depreciation	(1,849,799)	(1,776,224)
Net investment in real estate	3,978,511	3,966,825
Cash and restricted cash	119,993	28,860
Notes receivable, net	35,304	37,558
Investment in unconsolidated joint ventures	19,864	20,074
Deferred commission expense	41,622	41,149
Other assets, net	72,880	56,809
Total Assets	$4,268,174	$4,151,275

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,247,790	$2,049,509
Term loan, net	199,111	198,949
Unsecured line of credit	50,000	160,000
Accounts payable and other liabilities	142,269	124,665
Deferred revenue – upfront payments from membership upgrade sales	132,023	126,814
Deferred revenue – annual membership subscriptions	12,655	10,599
Accrued interest payable	8,485	8,639
Rents and other customer payments received in advance and security deposits	102,480	91,234
Distributions payable	65,978	58,978
Total Liabilities	2,960,791	2,829,387
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of June 30, 2020 and December 31, 2019; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 and 400,000,000 shares authorized as of June 30, 2020 and December 31, 2019, respectively; 182,153,754 and 182,089,595 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively.	1,812	1,812
Paid-in capital	1,405,764	1,402,696
Distributions in excess of accumulated earnings	(169,903)	(154,318)
Accumulated other comprehensive income (loss)	(1,161)	(380)
Total Stockholders’ Equity	1,236,512	1,249,810
Non-controlling interests – Common OP Units	70,871	72,078
Total Equity	1,307,383	1,321,888
Total Liabilities and Equity	$4,268,174	$4,151,275

2Q 2020 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Consolidated Income Statements

(In thousands, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Rental income	$217,963	$212,007	$457,309	$435,573
Annual membership subscriptions	12,961	12,586	26,034	24,902
Membership upgrade sales current period, gross	5,048	5,041	9,891	8,879
Membership upgrade sales upfront payments, deferred, net	(2,666)	(2,912)	(5,208)	(4,683)
Other income	9,680	10,265	20,739	20,635
Gross revenues from home sales	8,866	7,825	20,175	14,300
Brokered resale and ancillary services revenues, net	(575)	872	363	2,431
Interest income	1,791	1,803	3,598	3,554
Income from other investments, net	1,022	879	1,665	1,865
Total revenues	254,090	248,366	534,566	507,456

Expenses:
Property operating and maintenance	85,265	84,868	168,899	162,816
Real estate taxes	16,668	15,107	33,509	30,430
Sales and marketing, gross	4,276	4,214	8,254	7,623
Membership sales commissions, deferred, net	(481)	(389)	(697)	(580)
Property management	14,813	14,385	29,817	28,070
Depreciation and amortization	38,332	37,776	77,356	75,753
Cost of home sales	8,850	8,164	20,761	14,796
Home selling expenses	1,081	1,102	2,294	2,185
General and administrative	10,609	9,225	21,464	19,134
Other expenses	639	540	1,227	967
Early debt retirement	—	1,491	1,054	1,491
Interest and related amortization	26,249	26,024	52,322	52,417
Total expenses	206,301	202,507	416,260	395,102
Gain on sale of real estate, net	—	—	—	52,507
Income before equity in income of unconsolidated joint ventures	47,789	45,859	118,306	164,861
Equity in income of unconsolidated joint ventures	1,064	3,226	1,271	4,759
Consolidated net income	48,853	49,085	119,577	169,620

Income allocated to non-controlling interests – Common OP Units	(2,658)	(2,676)	(6,507)	(9,902)
Redeemable perpetual preferred stock dividends	(8)	(8)	(8)	(8)
Net income available for Common Stockholders	$46,187	$46,401	$113,062	$159,710

2Q 2020 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful in understanding our business. We believe investors should review these non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 8 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 17 - 19.

2Q 2020 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
June 30, 2020
Income from property operations, excluding deferrals and property management - 2020 Core (1)	$136.4
Income from property operations, excluding deferrals and property management - Non-Core (1)	3.0
Property management and general and administrative	(25.4)
Other income and expenses	1.7
Interest and related amortization	(26.2)
FFO available for Common Stock and OP Unit holders (2)	89.5
COVID-19 expenses (3)	1.4
Normalized FFO available for Common Stock and OP Unit holders (2)	$90.9

FFO per Common Share and OP Unit - Fully Diluted	$0.47
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.47

Normalized FFO available for Common Stock and OP Unit holders (2)	$90.9
Non-revenue producing improvements to real estate	(15.3)
FAD for Common Stock and OP Unit holders (2)	$75.6

Weighted average Common Stock and OP Units - Fully Diluted	192.5

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1.See page 10 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 11 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.
2.See page 8 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Includes expenses incurred related to the development and implementation of Center for Disease Control ("CDC") and public health guidelines for social distancing and enhanced cleaning, property employee appreciation bonuses and emergency time-off pay. These COVID-19 expenses are considered incremental to our normal operations and are nonrecurring. As such, they have been excluded from the calculation of Normalized FFO. Of the total expenses, $1.0 million was included in Core income from property operations and $0.4 million was included in other income and expenses.

2Q 2020 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data (adjusted for stock split), unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income available for Common Stockholders	$46,187	$46,401	$113,062	$159,710
Income allocated to non-controlling interests – Common OP Units	2,658	2,676	6,507	9,902
Membership upgrade sales upfront payments, deferred, net	2,666	2,912	5,208	4,683
Membership sales commissions, deferred, net	(481)	(389)	(697)	(580)
Depreciation and amortization	38,332	37,776	77,356	75,753
Depreciation on unconsolidated joint ventures	184	441	361	873
Gain on sale of real estate, net	—	—	—	(52,507)
FFO available for Common Stock and OP Unit holders	89,546	89,817	201,797	197,834
Early debt retirement	—	2,085	1,054	2,085
Insurance proceeds due to catastrophic weather event (1)	—	—	—	(349)
COVID-19 expenses (2)	1,407	—	1,446	—
Normalized FFO available for Common Stock and OP Unit holders	90,953	91,902	204,297	199,570
Non-revenue producing improvements to real estate	(15,330)	(12,849)	(26,796)	(22,913)
FAD for Common Stock and OP Unit holders	$75,623	$79,053	$177,501	$176,657

Net income available per Common Share - Basic	$0.25	$0.26	$0.62	$0.89
Net income available per Common Share - Fully Diluted (3)	$0.25	$0.26	$0.62	$0.89

FFO per Common Share and OP Unit - Basic	$0.47	$0.47	$1.05	$1.03
FFO per Common Share and OP Unit - Fully Diluted	$0.47	$0.47	$1.05	$1.03

Normalized FFO per Common Share and OP Unit - Basic	$0.47	$0.48	$1.06	$1.04
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.47	$0.48	$1.06	$1.04

Average Common Stock - Basic	181,833	180,312	181,781	179,938
Average Common Stock and OP Units - Basic	192,315	191,598	192,267	191,320
Average Common Stock and OP Units - Fully Diluted	192,542	191,860	192,538	191,546

______________________
1.Represents insurance recovery revenue from reimbursement for capital expenditures related to Hurricane Irma.
2.Includes expenses incurred related to the development and implementation of CDC and public health guidelines for social distancing and enhanced cleaning, property employee appreciation bonuses and emergency time-off pay. These COVID-19 expenses are considered incremental to our normal operations and are nonrecurring. As such, they have been excluded from the calculation of Normalized FFO.
3.Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest - Common OP Units.

2Q 2020 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
MH base rental income (2)	$142.6	$136.2	$284.0	$271.5
Rental home income	4.1	3.6	8.1	7.2
RV and marina base rental income (3)	60.1	61.0	141.2	133.1
Annual membership subscriptions	13.0	12.6	26.0	24.9
Membership upgrade sales current period, gross	5.0	5.0	9.9	8.9
Utility and other income (4)	22.2	22.3	47.5	46.0
Property operating revenues	247.0	240.7	516.7	491.6

Property operating, maintenance and real estate taxes (5) (6)	102.1	99.5	202.5	192.4
Rental home operating and maintenance	1.3	1.3	2.6	2.5
Sales and marketing, gross	4.2	4.2	8.3	7.6
Property operating expenses	107.6	105.0	213.4	202.5
Income from property operations, excluding deferrals and property management (1) (6)	$139.4	$135.7	$303.3	$289.1

Manufactured home site figures and occupancy averages:
Total sites	72,362	71,988	72,307	72,178
Occupied sites	68,613	68,316	68,554	68,453
Occupancy %	94.8%	94.9%	94.8%	94.8%
Monthly base rent per site	$693	$665	$690	$661

RV and marina base rental income:
Annual	$47.1	$40.8	$94.4	$79.8
Seasonal	5.2	5.7	27.8	26.8
Transient	7.8	14.5	19.0	26.5
Total RV and marina base rental income	$60.1	$61.0	$141.2	$133.1

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1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.See the manufactured home site figures and occupancy averages included below within this table.
3.See RV and marina base rental income detail included below within this table.
4.Includes Hurricane Irma insurance recovery revenues of $0.6 million, which we have identified as business interruption, for the six months ended June 30, 2019.
5.Includes bad debt expense for the periods presented.
6.Includes $1.0 million related to the development and implementation of CDC and public health guidelines for social distancing and enhanced cleaning, property employee appreciation bonuses and emergency time-off pay. These COVID-19 expenses are considered incremental to our normal operations and are nonrecurring. As such, they have been excluded from the calculation of Normalized FFO. Excluding the impact of these expenses, Consolidated income from property operations, excluding deferrals and property management, was $140.4 million and $304.3 million for the quarter and six months ended June 30, 2020, respectively.

2Q 2020 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,			Six Months Ended June 30,
	2020	2019	Change (2)	2020	2019	Change (2)
MH base rental income (3)	$142.5	$136.2	4.6%	$283.9	$271.1	4.8%
Rental home income	4.1	3.6	12.3%	8.1	7.1	13.2%
RV base rental income (4)	54.3	59.6	(8.8)%	130.0	131.7	(1.4)%
Annual membership subscriptions	13.0	12.6	3.0%	26.0	24.9	4.5%
Membership upgrade sales current period, gross	5.0	5.0	0.1%	9.9	8.9	11.4%
Utility and other income (5)	21.8	22.2	(1.9)%	46.6	45.9	1.7%
Property operating revenues	240.7	239.2	0.6%	504.5	489.6	3.1%

Property operating, maintenance and real estate taxes (6) (7)	98.8	98.7	—%	196.2	191.3	2.6%
Rental home operating and maintenance	1.3	1.3	(3.8)%	2.6	2.5	4.4%
Sales and marketing, gross	4.2	4.2	1.5%	8.2	7.6	8.3%
Property operating expenses	104.3	104.2	0.1%	207.0	201.4	2.8%
Income from property operations, excluding deferrals and property management (1) (7)	$136.4	$135.0	1.0%	$297.5	$288.2	3.2%

Occupied sites (8)	68,679	68,386

Core manufactured home site figures and occupancy averages:
Total sites	72,087	71,820		72,033	71,787
Occupied sites	68,599	68,276		68,543	68,224
Occupancy %	95.2%	95.1%		95.2%	95.0%
Monthly base rent per site	$693	$665		$690	$662

Core RV base rental income:
Annual	$41.9	$40.0	4.7%	$83.9	$79.0	6.1%
Seasonal	5.1	5.7	(8.9)%	27.7	26.8	3.7%
Transient	7.3	13.9	(47.7)%	18.4	25.9	(29.2)%
Total RV base rental income	$54.3	$59.6	(8.8)%	$130.0	$131.7	(1.4)%

______________________
1.Excludes property management and the GAAP deferral of membership upgrades sales upfront payments and membership sales commissions, net.
2.Calculations prepared using actual results without rounding.
3.See Core manufactured home site figures and occupancy averages included below within this table.
4.See Core RV base rental income detail included below within this table.
5.Includes Hurricane Irma insurance recovery revenues of $0.6 million, which we have identified as business interruption, for the six months ended June 30, 2019.
6.Includes bad debt expense for the periods presented.
7.Includes $1.0 million related to expenses incurred related to the development and implementation of CDC and public health guidelines for social distancing and enhanced cleaning, property employee appreciation bonuses and emergency time-off pay. These COVID-19 expenses are considered incremental to our normal operations and are nonrecurring. As such, they have been excluded from the calculation of Normalized FFO. Excluding the impact of these expenses, Core income from property operations, excluding deferrals and property management, was $137.4 million and $298.5 million for the quarter and six months ended June 30, 2020, respectively.
8.Occupied sites are presented as of the end of the period. Occupied sites have increased by 103 from 68,576 at December 31, 2019.

2Q 2020 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2020	June 30, 2020
MH base rental income	$0.1	$0.1
Rental home income	—	—
RV and marina base rental income	5.8	11.2
Utility and other income	0.4	0.9
Property operating revenues	6.3	12.2

Property operating expenses (2)	3.3	6.4
Income from property operations, excluding deferrals and property management (1)	$3.0	$5.8

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.Includes bad debt expense for the periods presented.

2Q 2020 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Manufactured homes:
Rental operations revenues (1)	$11.9	$11.4	$23.6	$22.6
Rental operations expense	1.3	1.3	2.6	2.5
Income from rental operations	10.6	10.1	21.0	20.1
Depreciation on rental homes (2)	2.7	2.6	5.5	5.0
Income from rental operations, net of depreciation	$7.9	$7.5	$15.5	$15.1

Occupied rentals: (3)
New	3,291	3,011
Used	632	1,008
Total occupied rental sites	3,923	4,019

	As of June 30, 2020		As of June 30, 2019
Cost basis in rental homes: (4)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$233.8	$196.2	$195.8	$171.9
Used	17.5	7.5	25.1	11.8
Total rental homes	$251.3	$203.7	$220.9	$183.7

______________________
1.For the quarters ended June 30, 2020 and 2019, approximately $7.8 million of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations for each respective period on page 10. For the six months ended June 30, 2020 and 2019, approximately $15.6 million and $15.5 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on page 10. The remainder of the rental operations revenue is included in Rental home income for the quarters and six months ended June 30, 2020 and 2019 in the Core Income from Property Operations on page 10.
2.Depreciation on rental homes in our Core portfolio is included in Depreciation and amortization in the Consolidated Income Statements on page 5.
3.Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended June 30, 2020 and 2019 were 283 and 298 homes rented through our ECHO joint venture, respectively. As of June 30, 2020 and 2019, the rental home investment associated with our ECHO joint venture totaled approximately $11.4 million and $10.6 million, respectively.
4.Includes both occupied and unoccupied rental homes in our Core portfolio. New home cost basis does not include the costs associated with our ECHO joint venture. At June 30, 2020 and 2019, our investment in the ECHO joint venture was approximately $17.1 million and $16.5 million, respectively.

2Q 2020 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of June 30, 2020
Sites (1)
MH sites	72,300
RV sites:
Annual	29,500
Seasonal	10,200
Transient	14,200
Marina slips	2,300
Membership (2)	24,600
Joint Ventures (3)	3,600
Total	156,700

Home Sales - Select Data
	Quarters Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Total New Home Sales Volume (4)	133	117	288	208
New Home Sales Volume - ECHO joint venture	11	18	23	31
New Home Sales Gross Revenues (4)	$7,552	$6,064	$16,934	$10,628

Total Used Home Sales Volume	136	210	330	429
Used Home Sales Gross Revenues	$1,314	$1,761	$3,241	$3,672

Brokered Home Resales Volume	111	237	287	405
Brokered Home Resale Revenues, net	$178	$379	$439	$657

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 117,700 members. Includes approximately 5,700 sites rented on an annual basis.
3.Joint ventures have approximately 2,900 annual Sites, 500 seasonal Sites, and 200 transient Sites.
4.Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture.

2Q 2020 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Memberships - Select Data

(Unaudited)

	2016	2017	2018	2019	2020 Q2 YTD (1)
Member Count (2)	104,728	106,456	111,094	115,680	117,727
Thousand Trails Camping Pass (TTC) Origination	29,576	31,618	37,528	41,484	19,693
TTC Sales	12,856	14,128	17,194	19,267	9,022
RV Dealer TTC Activations	16,720	17,490	20,334	22,217	10,671
Number of annuals (3)	5,756	5,843	5,888	5,938	5,744
Number of upgrade sales (4)	2,477	2,514	2,500	2,919	1,563

(In thousands, unaudited)
Annual membership subscriptions	$45,036	$45,798	$47,778	$51,015	$26,034
RV base rental income from annuals	$15,413	$16,841	$18,363	$19,634	$10,025
RV base rental income from seasonals/transients	$17,344	$18,231	$19,840	$20,181	$5,714
Membership upgrade sales current period, gross	$12,312	$14,130	$15,191	$19,111	$9,891
Utility and other income	$2,442	$2,254	$2,410	$2,422	$944

______________________
1.Activity through June 30, 2020.
2.Members have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
3.Members who rent a specific site for an entire year in connection with their membership subscriptions.
4.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

2Q 2020 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of June 30, 2020

	Total Common Stock/Units	% of Total Common Stock/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,272	90.1%
Unsecured Debt			250	9.9%
Total Debt (1)			$2,522	100.0%	17.3%

Common Stock	182,153,754	94.6%
OP Units	10,481,994	5.4%
Total Common Stock and OP Units	192,635,748	100.0%
Common Stock price at June 30, 2020	$62.48
Fair Value of Common Stock and OP Units			$12,036	100.0%
Total Equity			$12,036	100.0%	82.7%

Total Market Capitalization			$14,558		100.0%

______________________
1. Excludes deferred financing costs of approximately $25.3 million.

2Q 2020 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of June 30, 2020
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate	Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2020	$—	—%	$—	—%	$—	—%	—%
2021	167,155	5.01%	—	—%	167,155	6.76%	5.01%
2022	143,774	4.62%	—	—%	143,774	5.82%	4.62%
2023	101,200	5.02%	200,000	3.05%	301,200	12.19%	3.71%
2024	10,537	5.49%	—	—%	10,537	0.43%	5.49%
2025	99,658	3.45%	—	—%	99,658	4.03%	3.45%
2026	—	—%	—	—%	—	—%	—%
2027	—	—%	—	—%	—	—%	—%
2028	219,466	4.19%	—	—%	219,466	8.88%	4.19%
2029	—	—%	—	—%	—	—%	—%
Thereafter	1,529,589	3.96%	—	—%	1,529,589	61.89%	3.96%
Total	$2,271,379	4.13%	$200,000	3.05%	$2,471,379	100.0%	4.05%

Unsecured Line of Credit (1)	—		50,000		50,000

Note Premiums	849		—		849

Total Debt	2,272,228		250,000		2,522,228

Deferred Financing Costs	(24,438)		(889)		(25,327)

Total Debt, net	$2,247,790		$249,111		$2,496,901		4.23%	(2)

Average Years to Maturity	12.5		2.6		11.5

______________________
1.Reflects outstanding balance on our line of credit as of June 30, 2020. The Line of Credit matures in October 2021 and had an effective interest rate of 2.42% during the second quarter of 2020.
2.Reflects effective interest rate for the quarter ended June 30, 2020, including amortization of note premiums and deferred financing costs.

2Q 2020 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated membership upgrade contract term. Although the NAREIT definition of FFO does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

2Q 2020 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2020	2019	2020	2019
Net income available for Common Stockholders	$46,187	$46,401	$113,062	$159,710
Redeemable perpetual preferred stock dividends	8	8	8	8
Income allocated to non-controlling interests – Common OP Units	2,658	2,676	6,507	9,902
Equity in income of unconsolidated joint ventures	(1,064)	(3,226)	(1,271)	(4,759)
Income before equity in income of unconsolidated joint ventures	47,789	45,859	118,306	164,861
Gain on sale of real estate, net	—	—	—	(52,507)
Membership upgrade sales upfront payments, deferred, net	2,666	2,912	5,208	4,683
Gross revenues from home sales	(8,866)	(7,825)	(20,175)	(14,300)
Brokered resale and ancillary services revenues, net	575	(872)	(363)	(2,431)
Interest income	(1,791)	(1,803)	(3,598)	(3,554)
Income from other investments, net	(1,022)	(879)	(1,665)	(1,865)
Membership sales commissions, deferred, net	(481)	(389)	(697)	(580)
Property management	14,813	14,385	29,817	28,070
Depreciation and amortization	38,332	37,776	77,356	75,753
Cost of home sales	8,850	8,164	20,761	14,796
Home selling expenses	1,081	1,102	2,294	2,185
General and administrative	10,609	9,225	21,464	19,134
Other expenses	639	540	1,227	967
Early debt retirement	—	1,491	1,054	1,491
Interest and related amortization	26,249	26,024	52,322	52,417
Income from property operations, excluding deferrals and property management	139,443	135,710	303,311	289,120
Membership upgrade sales upfront payments, and membership sales commissions, deferred, net	(2,185)	(2,523)	(4,511)	(4,103)
Property management	(14,813)	(14,385)	(29,817)	(28,070)
Income from property operations	$122,445	$118,802	$268,983	$256,947
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

2Q 2020 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2020	2019	2020	2019
Consolidated net income	$48,853	$49,085	$119,577	$169,620
Interest income	(1,791)	(1,803)	(3,598)	(3,554)
Membership upgrade sales upfront payments, deferred, net	2,666	2,912	5,208	4,683
Membership sales commissions, deferred, net	(481)	(389)	(697)	(580)
Real estate depreciation and amortization	38,332	37,776	77,356	75,753
Other depreciation and amortization	639	449	1,227	876
Interest and related amortization	26,249	26,024	52,322	52,417
Gain on sale of real estate, net	—	—	—	(52,507)
Adjustments to our share of EBITDAre of unconsolidated joint ventures	279	1,598	542	2,599
EBITDAre	114,746	115,652	251,937	249,307
Early debt retirement	—	2,085	1,054	2,085
Insurance proceeds due to catastrophic weather event	—	—	—	(349)
COVID-19 expenses	1,407	—	1,446	—
Adjusted EBITDAre	$116,153	$117,737	$254,437	$251,043
CORE. The Core properties include properties we owned and operated during all of 2019 and 2020. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include properties that were not owned and operated during all of 2019 and 2020. This includes, but is not limited to, four properties and the marinas acquired and five properties sold during 2019.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results, including the impact of depreciation, which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

2Q 2020 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.